EXHIBIT 21

                     SUBSIDIARIES OF ALGIERS BANCORP, INC.

                                                 STATE OF
SUBSIDIARY                              INCORPORATION/ORGANIZATION
----------                              --------------------------

Algiers Homestead Association                   Louisiana

Algiers.COM, Inc.                               Louisiana

Planet Mortgage, L.L.C. (1)                     Louisiana

(1) Algiers.Com, Inc., a wholly-owned subsidiary of the Company, owns 51% of Planet Mortgage, L.L.C.